SCHEDULE II
          INFORMATION WITH RESPECT TO  TRANSACTIONS
         EFFECTED DURING THE PAST SIXTY DAYS OR  SINCE
           THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED         AVERAGE
             DATE             SOLD(-)           PRICE(2)

COMMON STOCK-CHURCH & DWIGHT CO

GABELLI FUNDS, INC.

THE GABELLI SMALL CAP GROWTH FUND

             9/06/94            2,000-           25.2500

GAMCO INVESTORS, INC.

             9/29/94           30,000            22.2271

             9/28/94            2,500-           24.2000

             9/26/94            1,500-           23.5000

             9/22/94            2,000-           23.8750

             9/21/94              500-           24.2500

             9/15/94            1,500-           25.2500

             8/31/94              500            25.3750

             8/30/94              200            25.1250

             8/17/94            1,000            24.8750

             8/15/94            1,500            25.0000

             7/29/94            1,000            23.1250

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.